UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: March 16, 2009

IRON HEAD MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-151312	26-2230717
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

2118 – 102nd Crescent

North Battleford, Saskatchewan Canada S9A 1J5

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  800-609-0775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2009, David A. Saltrelli was appointed as Chief Executive Officer and as a member of the Board of Directors of the Company.  Since 2002, Mr. Saltrelli, age 59, has been the President of Fractional Marketing & Consulting, a real estate and marketing consulting firm located in Florida.  In 1974, Mr. Saltrelli earned a B.S. Degree in Finance/Economics from St. John Fisher College.  In 1976, he earned an MBA Degree from University of Rochester Graduate School of Management.

There are no family relationships between Mr. Saltrelli and any member of the Board of Directors or any other officer of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be party and in which Mr. Saltrelli had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON HEAD MINING CORPORATION

Date: March 16, 2009

/s/ Dave Saltrelli

Dave Saltrelli, CEO